Exhibit 99.1

AspenBio Completes Patient Enrollment of AppyScore Clinical Trial to Support FDA 510(k) Submission

CASTLE ROCK, CO., March 23, 2010 -- AspenBio Pharma, Inc. (Nasdaq: APPY) has completed patient enrollment for its AppyScore™ pivotal clinical trial designed to evaluate 800 patients suspected of having acute appendicitis.  The study has now advanced to the data analysis phase.

The company estimates approximately six to eight weeks will be required to independently review and validate final clinical and assay data and statistical analysis. Upon completion of this analysis the data will then be included in the FDA 510(k) package. The company continues to plan on completing the FDA 510(k) submission in the second quarter of 2010.

“This broad-based national trial, which collected blood samples from patients at thirteen major academic hospitals, represents the most expansive and tightly controlled trial ever conducted for AppyScore,” said Dr. Robert Caspari, AspenBio Pharma’s COO and CMO. “While at this point there can be no assurance the trial data will be sufficient to achieve FDA clearance of AppyScore, we believe we are well positioned to demonstrate the benefits AppyScore brings to the evaluation of patients suspected of having acute appendicitis in the emergency department setting.”

Acute appendicitis occurs in 7% of the US population and is the most common reason for a child to need emergency abdominal surgery. In addition to helping improve the evaluation of appendicitis, the company believes AppyScore has the potential to reduce the use of computed tomography (commonly referred to as “CT”) scans and the associated radiation exposure risk for patients, while also reducing health care costs.

About AspenBio Pharma, Inc.
AspenBio Pharma, Inc. (NASDAQ: APPY) is developing and commercializing innovative products that address unmet diagnostic and therapeutic needs. The company’s lead product candidate, AppyScore, is a novel blood-based diagnostic test that evaluates patients suspected of having acute appendicitis and addresses the difficult challenge of properly diagnosing appendicitis in the hospital emergency department setting. For more information, please visit www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes "forward-looking statements" of AspenBio Pharma, Inc. ("APPY") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding actual trial results, the ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test and other new products, execute agreements required to successfully advance the company's objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY's recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Vice President and Vice Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Geoffrey Plank or Ron Both
Tel 949-574-3860
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